                               Description of the
               Prime Retail, Inc. 1999 Long-Term Incentive Program

     In December 1998, the Executive Compensation and Stock Incentive Plan Committee of the Company's Board of Directors (the "Committee") approved the Prime Retail, Inc. 1999 Long-Term Incentive Program (the "Program"). The Program was designed with significant input from the consulting firm of FPL Associates. The purposes of the Program are (i) to attract, retain and motivate executive employees by giving them the opportunity to acquire a significant equity interest in the Company, and (ii) align the interests of the executive employees with those of the Company's shareholders. A summary description of the Program follows.

Overview of the Program

     Under the Program, the Committee has established annual performance-based awards ("Target Awards") for all officers of the Company with a rank of Senior Vice President or higher ("Executive Employees"). These Target Awards, which are set forth on Exhibit A hereto, will be payable in the form of shares of restricted stock in each of 1999, 2000, 2001, 2002 and 2003, based on performance in the immediately preceding year.

     The actual annual award to be made to each Executive Employee will be determined by the Company's total shareholder return (price appreciation and dividends) during the immediately preceding year ("Total Shareholder Return"). As described more fully below, if the Company's Total Shareholder Return exceeds certain levels, an Executive Employee may earn up to 150% of his Target Award. Alternatively, if Total Shareholder Return falls below certain levels, no portion of a Target Award will be earned under the Program.

     One-half of an Executive Employee's annual award under the Program will be based on the Company's Total Shareholder Return measured against objective standards. The balance of an Executive Employee's annual award will be based on the Company's Total Shareholder Return measured against the Company's Peer Group. For purposes of the Program, the Company's "Peer Group" initially will consist of the entities identified on Exhibit B hereto. The composition of such Peer Group may be revised from time to time at the discretion of the Committee.

Objective Performance Measures

     The objective performance measures established by the Committee with respect to Total Shareholder Return are set forth below:


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                                Threshold Level               Target Level               High Level
-------------------------------------------------------------------------------------------------------------------
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

Objective Measure:
Total Shareholder Return        12%                          14%                         16%
-------------------------------------------------------------------------------------------------------------------

     o If the Company attains a Total Shareholder Return of 12%, each Executive Employee will receive 25% of his Target Award under the Program.
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     o If the Company attains a Total Shareholder  Return of 14%, each Executive
       Employee will receive 50% of his Target Award.

     o If the Company attains a Total Shareholder Return of between 12% and 14%, or between 14% and 16%, each Executive Employee will receive a percentage of his Target Award determined by straight-line interpolation, between 25% of his Target Award and 50% of his Target Award, or between 50% and 75% of his Target Award, respectively.

     o If the Company attains a Total Shareholder Return of 16% or more, each Executive Employee will receive 75% of his Target Award.

     o If the Company fails to attain a Total Shareholder Return of at least 12%, no award will be made under the Program on the basis of objective performance.

Relative Performance Measures

     In measuring relative performance the Program will compare the Company's Total Shareholder Return for the year against that of the Company's Peer Group. The relative performance measures are described below.

------------------------------------------------------------------------------------------------------------------

                                        Threshold Level                Target Level               High Level
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

Relative Measure:                            50th                          75th                      90th
Shareholder Return                        Percentile                    Percentile                Percentile
------------------------------------------------------------------------------------------------------------------

     o If the Company's Total Shareholder Return ranks at the 50th percentile of the Peer Group, each Executive Employee will receive 25% of his Target Award.

     o If the Company's Total Shareholder Return ranks at the 75th percentile of the Peer Group, each Executive Employee will receive 50% of his Target Award.

     o If the Company's Total Shareholder Return ranks between the 50th percentile and the 75th percentile of the Peer Group, or between the 75th and 90th percentile, each Executive Employee will receive a percentage of his Target Award determined by straight-line interpolation, between 25% of his Target Award and 50% of his Target Award, or between 50% and 75% of his Target Award, respectively.

     o If the Company's Total Shareholder Return ranks at or over the 90th percentile of the Peer Group, each Executive Employee will receive 75% of his Target Award.

     o If the Company's Total Shareholder Return is below the 50th Percentile of the Peer Group, no award will be made under the Program on the basis of relative performance.

Vesting of Awards.

     All awards will be subject to a vesting schedule. Twenty-five percent (25%) of the award to an Executive Employee for any year will vest immediately on the award date. Thereafter, on each anniversary of the award date, if the Executive Employee is still employed by the Company on that anniversary date, an additional twenty-five percent (25%) of the award will become vested. Thus, an Executive Employee will be fully vested in any award on the third anniversary of the award date, if the Executive Employee is still employed by the Company on that anniversary date.

     Upon a Change in Control of the Company, as defined in the Prime Retail, Inc. 1998 Stock Incentive Plan ("the Plan"), the vesting of all outstanding Awards will be accelerated. Executive Employees would receive a pro rata Award for the portion of the performance year that was completed prior to the Change in Control, subject to the Committee's discretion to make a greater Award if it determines that circumstances so warrant.

     Dividend and Voting Rights. Shares of the Company's common stock will be issued to each Executive Employees as soon as practicable after the Committee determines the portion of the Target Award that has been earned, subject to the vesting restrictions described above. An Executive Employee will be entitled to full dividend and voting rights on shares of restricted stock issued to him under the Program. If the Executive Employee terminates employment with the Company before becoming fully vested in the restricted stock, he will forfeit a portion of the restricted stock award, but retain any dividend amounts received prior to his employment termination.

     Taxation. In general, an Executive Employee will recognize ordinary income on the fair market value of the shares of Company stock awarded to him at the time the shares become vested. The Company should receive a tax deduction in the same amount and at the same time as the Executive Employees recognize income. To receive this deduction, the Company must withhold any taxes required to be withheld by law. An Executive Employee may elect to satisfy his tax withholding obligation to the Company by having the Company withhold a portion of his Award, surrendering previously-owned shares to the Company, or paying his withholding obligation to the Company in cash.

     If an Executive Employee sells the Company stock awarded after holding it for the requisite period, generally one year, after it has become vested, his gain (or loss) on the sale may be taxable at long-term capital gain (or loss) rates.

Cancellation of 1994 Options.

     In connection with the implementation of the Program, the Committee has recommended that all stock option awards made to Executive Employees on March 18, 1994 be cancelled. The following Executive Employees will be affected:
Michael W. Reschke, 150,000 options; Abraham Rosenthal, 150,000 options; William
H. Carpenter,  Jr., 150,000 options; Glenn D. Reschke, 50,000 options; and David
G. Phillips, 50,000 options.

Administration by the Committee.

     The Program is being implemented under the terms of the Plan. The Committee is responsible for setting performance goals, certifying that such goals have been met under the Program, and administering the Program. In this regard, the Committee will have the discretion to approve additional awards to Executive Employees in the event it concludes that the objective and relative measures contemplated by the Program do not provide a comprehensive indication of performance. The Committee will determine all questions arising in the administration, interpretation, and application of the Program, including but not limited to, questions of eligibility and the status and rights of Executive Employees.